Item 30. Exhibit (h) i. j. 2. i.

Amendment No. 1 to the

Administrative Services Agreement

Franklin Templeton Services, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

MML Bay State Life Insurance Company

The administrative services agreement, dated as of May 1, 2002, by and among Franklin Templeton Services, LLC, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company and 11ML Bay State Life Insurance Company (the “Agreement”) is hereby amended as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of August 10, 2005.

FRANKLIN TEMPLETON SERVICES, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Scott M. Lee	By:	/s/ David W. O’Leary
Name:	Scott M. Lee, CFA	Name:	David W. O’Leary
Title:	Senior Vice President	Title:	Senior Vice President

MML Bay State Life Insurance Company		C.M. LIFE INSURANCE COMPANY

By:	/s/ David W. O’Leary	By:	/s/ David W. O’Leary
Name:	David W. O’Leary	Name:	David W. O’Leary
Title:	Senior Vice President	Title:	Senior Vice President

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts/divisions of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/ 1933 Act No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of fee
1.	C.M. Life Insurance Company/ Massachusetts Mutual Life Insurance Company	Panorama Premier 333-66167 333-45039	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
2.	C.M. Life Insurance Company/ Massachusetts Mutual Life Insurance Company	Panorama Passage 333-80991 333-81015	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
3.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL II”) 333-88503 333-88493	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
4.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Variable Universal Life Insurance Policy (“YUL”) 333-49475 333-49457	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
5.	C.M. Life Insurance Company/Massachusetts Mutual Life Insurance Company	Mass Mutual Artistry 333-95845 333-95851	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
6.	Massachusetts Mutual Life Insurance Company	VULII 333-50410	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02

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#	Company	Product Name/ 1933 Act No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of fee
7.	Massachusetts Mutual Life Insurance Company/C.M. Life Insurance Company	Survivorship Variable Universal Life Insurance Policy (“SVUL”) 333-41657 333-41667	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	5/1/2003
8.	Massachusetts Mutual Life Insurance Company	MassMutual Transitions 333-73406	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	02/01/02
9.	Massachusetts Mutual Life Insurance Company	VUL GuardSM 333-101495	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
10.	Massachusetts Mutual Life Insurance Company	MassMutual Transitions Select 333-112626	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
11.	Massachusetts Mutual Life Insurance Company	MassMutual Evolution 333-109620	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03
12.	Massachusetts Mutual Life Insurance Company	Survivorship VUL GuardSM 333-114171	Class 2 shares: Franklin Small Cap Value Securities Fund Templeton Foreign Securities Fund	[ ]%	05/01/03

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